UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2017

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4040 Broadway, Suite 425, San Antonio, Texas 78209

(Address of principal executive offices)

(713) 528-1881

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 5, 2017, Camber Energy, Inc. (the “Company”) received notification (the “Deficiency Letter”) from the NYSE AMERICAN LLC (“NYSE American”) that it is not in compliance with certain NYSE American continued listing standards (the “Listing Standards”). This was in addition to our prior disclosed non-compliance with Sections 1003(a)(i) through (iii) of the NYSE American Company Guide.

The Deficiency Letter indicated that the Company’s securities have been selling for a low price per share for a substantial period of time and most recently the average price of the Company’s common stock had been below $0.20 on a 30-day average price as of October 5, 2017. Pursuant to Section 1003(f)(v) of the NYSE American Company Guide, the NYSE American staff determined that the Company’s continued listing is predicated on it effecting a reverse stock split of its common stock or otherwise demonstrating sustained price improvement within a reasonable period of time, which the staff determined to be until April 5, 2018. The Company intends to regain compliance with the Listing Standards by undertaking a measure or measures that are for the best interests of the Company and its shareholders.

The Company’s common stock will continue to be listed on the NYSE American while it attempts to regain compliance with the Listing Standards, subject to the Company’s compliance with other continued listing requirements, as described in prior filings. The NYSE American notification does not affect the Company’s business operations or its reporting obligations under the Securities and Exchange Commission regulations and rules and does not conflict with or cause an event of default under any of the Company’s material agreements.

The Company issued a press release on the same day of this report announcing that it had received the Deficiency Letter. A copy of the press release is attached hereto as Exhibit 99.1.

Item 3.02.	Unregistered Sales of Equity Securities.

On October 4, 2017, the Company entered into an agreement with a digital marketing advisor pursuant to which the advisor agreed to create original content with the goal of increasing public awareness about the Company and the Company agreed to pay the advisor (a) $20,000 per month beginning in October 2017 and ending on February 28, 2018, (b) $50,000 per month thereafter through October 4, 2018, the end of the term of the agreement, and (c) 3,750,000 shares of restricted common stock, with 2.5 million shares payable within 15 days of the parties’ entry into the agreement and the remainder due on May 1, 2018 (the “Advisory Shares”).

On October 4, 2017, the Company entered into a consulting agreement with a third party consultant which consultant agreed to provide investor relations and public relations services to the Company. As consideration pursuant to the agreement, the Company agreed to issue the consultant 1,000,000 shares of restricted common stock (the “Consulting Shares”), with piggy-back registration rights.

We claim an exemption from registration for the issuance and sale of the Advisory Shares and Consulting Shares pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuances did not involve a public offering, the recipients were “accredited investors” and/or had access to similar information as would be included in a Registration Statement under the Securities Act. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuance and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 6, 2017, Alan W. Dreeben and Robert D. Tips resigned as members of the Board of Directors of the Company (the “Resignations”). Such Resignations were not in connection with a disagreement with the Company or in connection with any matter relating to the Company’s operations, policies or practices.

Effective October 6, 2017, Robert Schleizer, who currently serves as our Interim Chief Financial Officer, and Donnie B. Seay, were appointed as members of the Board of Directors of the Company to fill the vacancies created by the Resignations. Additionally, Mr. Seay was appointed as a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee (as the sole member of each such Committee after the Resignations). Moving forward the Company plans to appoint additional independent director(s) and appoint such person(s) to the committees described above in order to meet applicable NYSE American listing requirements and rules which generally require that each of our committees have at least two members who are required to be independent members of the Board of Directors. The biographical information of Mr. Seay is included below. Mr. Schleizer’s biographical information is set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2017, filed with the Commission on July 14, 2017, under the headings “Item 10. Directors, Executive Officers and Corporate Governance” – “Robert Schleizer, Interim Chief Financial Officer”.

Donnie B. Seay, age 76

Mr. Seay does not have any family relationships with any other director or officer of the Company. However, Mr. Seay was an affiliate (the Manager of the General Partner) of DBS Investments, Ltd., which was one of the sellers under that certain Asset Purchase Agreement dated December 30, 2015, as amended from time to time (the “Asset Purchase Agreement”), pursuant to which the Company purchased working interests in producing properties and undeveloped acreage in Texas and Oklahoma, including varied interests in two largely contiguous acreage blocks in the liquids-rich Mid-Continent region of the United States, and related wells, leases, records, equipment and agreements associated therewith. In consideration for such purchase, the Company agreed, among other things, to issue 1,783,775 shares of common stock to DBS Investments, Ltd. Additionally, Mr. Seay is a guarantor under our August 25, 2016, $40 million Loan Agreement with International Bank of Commerce (“IBC”). On September 8, 2017, the Company received a Notice of Default and Opportunity to Cure (the “Notice “) from IBC, stating that the Company was in default under its loan with IBC. The Notice was also sent to the guarantors under the loan agreement. The Notice is described in greater detail in the Current Report on Form 8-K filed by the Company with the Commission on September 12, 2017.

Mr. Seay has been a self-employed investor over the last five years. Mr. Seay, is a 60 year veteran of the oil and gas industry and a former partner of Altex Resources, which developed the Hunton Limestone Play and drilled the first horizontal well there in southeast Oklahoma. Mr. Seay is also a former president of Guaranty State Bank and the founder and Chairman of the Board of Citizens Bank, both of New Braunfels, Texas.

Item 7.01.	Regulation FD Disclosure.

On October 11, 2017, the Company issued a press release discussing the Deficiency Letter. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 and in Exhibit 99.1 attached to this report is being furnished to the Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release, dated October 11, 2017, regarding NYSE American notice of non-compliance

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

By: /s/ Bob Schleizer
Name:	Bob Schleizer
Title:	Interim Chief Financial Officer

Date: October 11, 2017

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release, dated October 11, 2017, regarding NYSE American notice of non-compliance